Exhibit 99.1

AÉROPOSTALE ANNOUNCES CHANGES
TO ITS BOARD OF DIRECTORS

New York, New York – February 3, 2012 - Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual and active apparel for young women and men, today announced the following changes to its Board of Directors:

Karin Hirtler-Garvey has been appointed Chairman of Aéropostale’s Board of Directors.  Ms. Hirtler-Garvey has been a member of Aéropostale’s Board of Directors since August 2005, serving as the Chairman of the Board’s Audit Committee, and a member of the Nominating and Corporate Governance Committee. She also served as the Company’s Lead Independent Director.  Ms. Hirtler-Garvey is a Certified Public Accountant, and most recently was the Chief Risk Executive for Ally Financial Inc.  Prior to that, she held various senior level management positions at Bank of America from 1995 to 2005, including Chief Operating Officer, Global Markets, President of Trust and Credit Banking Products, and Chief Financial Officer/Chief Operating Officer for the Wealth and Investment Management division.  Ms. Hirtler-Garvey is also a member of the board of directors of the publicly traded company Medley Capital Corporation, as well as a director of two privately held corporations, USAA Federal Savings Bank and Western World Insurance Company.

Julian R. Geiger has decided to step down from his position as Chairman and resign as a member of Aéropostale’s Board of Directors.  In November 2011, Mr. Geiger joined Crumbs Bake Shop, Inc. as President and Chief Executive Officer.  Prior to that, Mr. Geiger served as Aéropostale’s Chairman and Chief Executive Officer from August 1998 to February 2010.

Thomas P. Johnson, Chief Executive Officer said, “On behalf of the Aéropostale organization, we congratulate Karin on her appointment.  We are excited to continue our work with her and look forward to her ongoing support and valuable input.”  Mr. Johnson continued, “We would also like to thank Julian for his service to Aéropostale and the Company’s Board of Directors over the years.  He has been an incredible advisor and partner and we wish him all the best in the future.”

The Company also announced that Janet E. Grove has been appointed to its Board of Directors.  Ms. Grove joins the Aéropostale Board with more than 35 years of retail experience, most recently serving as Vice Chairman of Macys, Inc.  Ms. Grove has also held various senior management positions for Macys, Inc., including Division Vice Chairman, Merchandising Private Brand and Product Development, and Division Chairman and Chief Executive Officer, Macy’s Merchandising Group Inc.  Ms. Grove retired from Macys in June of 2011.  Ms. Grove is also a member of the board of directors of the publicly traded company Safeway, Inc.

Thomas P. Johnson, Chief Executive Officer, said, “Janet brings a tremendous amount of retail experience to the Board, having most recently served as Vice Chairman at one of the most prominent retailers in the country.  We welcome Janet to the Board and look forward to her future contributions with great enthusiasm.”

About Aéropostale, Inc.
Aéropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 4 to 12 year-old kids through its P.S. from Aéropostale™ stores. The Company provides customers with a focused selection of high-quality, active-oriented, fashion and fashion basic merchandise at compelling values. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in its Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale™ products can be purchased in P.S. from Aéropostale™ stores and online at www.ps4u.com. The Company currently operates 918 Aéropostale stores in 50 states and Puerto Rico, 68 Aéropostale stores in Canada and 72 P.S. from Aéropostale stores in 21 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS.  ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS.  READERS ARE REFERRED TO THOSE SEC FILINGS.